Exhibit 99.1

FOR IMMEDIATE RELEASE

Medalist Diversified REIT Announces

Fourth Quarter 2019 and

Full Year 2019 Earnings

Richmond, Virginia, March 4, 2020 – Medalist Diversified REIT, Inc. (Nasdaq: MDRR) (the “Company”) a Virginia-based real estate investment trust that specializes in acquiring, owning and managing value-add commercial real estate in the Mid-Atlantic and Southeast regions, today reported unaudited operating results for its year and quarter ended December 31, 2019. All financial measures referenced herein are unaudited.

Fourth Quarter Ended December 31, 2019 Financial Results

Net loss attributable to Medalist common shareholders for the quarter ended December 31, 2019 was $663,878, or $0.15 per basic and diluted share, compared to $1,418,849, or $0.67 per basic and diluted share, for the prior year's fourth quarter ended December 31, 2018. For the quarter ended December 31, 2019, the decrease in net loss attributable to Medalist common shareholders was a result of:

•	An increase in revenues of 66.8 percent - During the quarter ended December 31, 2019, total revenues were $3,109,627, an increase of $1,244,787 over total revenues of $1,864,840 for the quarter ended December 31, 2018, due to the Company’s three new acquisitions that closed during the year ended December 31, 2019 (see below).

•	A decrease in non-recurring expenses – During the quarter ended December 31, 2019, the Company did not incur any non-recurring expenses. During the quarter ended December 31, 2018, the Company recorded $790,340 in share based compensation expenses and a loss on impairment of $191,578.

Net loss for the quarter ended December 31, 2019 was $734,920 compared to $1,532,161 for the quarter ended December 31, 2018.

Adjusted funds from operations ("AFFO") is a supplemental financial measure which the Company considers meaningful in measuring its operating performance. AFFO is not a financial measure recognized by generally accepted accounting principles (“GAAP”). AFFO (non-GAAP) for the quarter ended December 31, 2019 increased by $823,363 to $380,436 from ($442,927) for the quarter ended December 31, 2018. A reconciliation of AFFO to net loss, the most directly comparable GAAP financial measure, is attached to this press release.

Year Ended December 31, 2019 Financial Results

Net loss attributable to Medalist common shareholders for the year ended December 31, 2019 was $3,015,718 or $0.82 per basic and diluted share, compared to $2,743,323, or $1.39 per basic and diluted share, for the year ended December 31, 2018.

Net loss for the year ended December 31, 2019 was $3,804,494 compared to $2,991,153 for the year ended December 31, 2018.

AFFO (non-GAAP) for the year ended December 31, 2019 was ($148,096) compared to ($780,532) for the year ended December 31, 2018.

2019 Acquisitions

As of December 31, 2019, the Company’s total assets were $83,239,242, an increase of $30,132,190 over the Company’s total assets as of December 31, 2018. The increase in assets was a result of the Company’s three acquisitions during the year ended December 31, 2019 that doubled the Company’s portfolio from three properties to six properties.

The Ashley Plaza Property

On August 30, 2019, the Company acquired the Ashley Plaza Property, a 160,356 square foot retail property located in Goldsboro, North Carolina, through a wholly owned subsidiary. The Ashley Plaza Property, built in 1977 and fully renovated in 2018, was 98 percent leased as of December 31, 2019 and is anchored by Hobby Lobby, Harbor Freight and Ashley Home Store. The purchase price for the Ashley Plaza Property was $15,200,000 paid through a combination of cash provided by the Company, the incurrence of new mortgage debt and funds from an unsecured line of credit, short term.

The Clemson Best Western Hotel Property

On September 27, 2019, the Company acquired the Clemson Best Western Hotel Property, a 148-room hotel on 5.92 acres located in Clemson, South Carolina, through a wholly owned subsidiary. The Clemson Best Western Hotel Property was built in 1982 and substantially renovated in 2016 and 2017. The purchase price for the Clemson Best Western Hotel Property was $9,750,000 paid through a combination of cash provided by the Company, the incurrence of new mortgage debt and funds from an unsecured line of credit, short term.

The Brookfield Center Property

On October 3, 2019, the Company acquired the Brookfield Center Property, a 64,880 square foot flex-industrial property located in Greenville, South Carolina, through a wholly owned subsidiary. The Brookfield Center Property, built in 2007, was 93.8 percent leased as of December 31, 2019. Major tenants include Gravitopia Trampoline Park and Summit Church. The purchase price for the Brookfield Center Property was $6,700,000 paid through a combination of cash provided by the Company, the incurrence of new mortgage debt and funds from related party notes payable, short term.

Dividends

On November 27, 2019, our Board of Directors declared a quarterly dividend of $0.125 per common share, payable on March 10, 2020 to shareholders of record as of February 11, 2020.

About Medalist Diversified REIT

Medalist Diversified REIT Inc. is a Virginia-based real estate investment trust that specializes in acquiring, owning and managing value-add commercial real estate in the Mid-Atlantic and Southeast regions. The Company's strategy is to focus on value-add and opportunistic commercial real estate which is expected to provide an attractive balance of risk and returns. Medalist utilizes a rigorous, consistent and replicable process for sourcing and conducting due diligence of acquisitions. The Company seeks to maximize operating performance of current properties by utilizing a hands-on approach to property management while monitoring the middle market real estate markets in the southeast for acquisition opportunities and disposal of properties as considered appropriate. For more information on Medalist, please visit the Company website at https://www.medalistreit.com.

DEFINITIONS

FFO and AFFO are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, the Company believes that it provides a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income.

Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, nonrecurring expenses, legal settlements, legal and professional fees, and acquisition costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis.

Safe Harbor Disclosure

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2019, and in the Company’s other documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Medalist Diversified REIT, Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2019 and 2018

	2019	2018
	Unaudited
ASSETS
Investment properties, net	$75,791,825	$45,323,497
Cash	613,675	1,327,424
Restricted cash	1,458,515	2,793,372
Rent and other receivables,
net of allowance of $8,615 and $15,194, as of
December 31, 2019 and 2018, respectively	149,382	108,478
Unbilled rent	460,888	259,216
Advance deposits	-	423,747
Intangible assets, net	4,458,071	2,585,834
Other assets	306,886	285,484
Total Assets	$83,239,242	$53,107,052

LIABILITIES
Accounts payable and accrued liabilities	$1,565,145	$826,336
Intangible liabilities, net	1,277,960	439,726
Line of credit, short term, net	1,990,000	-
Related party notes payable, short term	852,000	-
Mortgages payable, net	56,700,902	33,236,397
Total Liabilities	$62,386,007	$34,502,459

EQUITY
Preferred stock, $.01 par value, 250,000,000 shares authorized,
none issued and outstanding	$-	$-
Common stock, $.01 par value, 750,000,000 shares authorized,
4,500,144 and 2,321,582 shares issued and outstanding at
December 31, 2019 and 2018, respectively	45,001	23,216
Additional paid-in capital	31,702,347	22,077,827
Offering costs	(2,992,357)	(1,835,291)
Accumulated deficit	(10,555,841)	(5,229,760)
Total Stockholders' Equity	18,199,150	15,035,992
Noncontrolling interests - Hampton Inn Property	1,282,782	2,009,031
Noncontrolling interests - Hanover Square Property	540,791	608,943
Noncontrolling interests - Operating Partnership	830,512	950,627
Total Equity	$20,853,235	$18,604,593
Total Liabilities and Equity	$83,239,242	$53,107,052

Medalist Diversified REIT, Inc. and Subsidiaries
Consolidated Statements of Operations

	For the quarter ended		For the year ended
	December 31,		December 31,
	2019	2018	2019	2018
	Unaudited	Unaudited	Unaudited
REVENUE
Retail center property revenues	$1,118,019	$733,724	$3,495,396	$2,372,666
Retail center property tenant reimbursements	240,995	175,459	691,349	541,116
Flex center property revenues	138,607	-	138,607	-
Flex center property tenant reimbursements	45,162	-	45,162	-
Hotel property room revenues	1,446,633	949,421	3,723,173	3,636,485
Hotel property other revenues	120,211	6,236	175,081	39,684
Total Revenue	$3,109,627	$1,864,840	$8,268,768	$6,589,951

OPERATING EXPENSES
Retail center property operating expenses	329,467	306,077	$1,134,718	$976,468
Flex center property operating expenses	55,266	-	55,266	-
Hotel property operating expenses	1,239,010	670,279	3,156,664	2,608,825
Share based compensation expenses	-	790,340	61,600	790,340
Legal, accounting and other professional fees	261,457	142,563	1,089,246	924,651
Corporate general and administrative expenses	54,740	83,349	261,934	119,679
Loss on impairment	-	191,578	-	191,578
Loss on disposition of furniture, fixtures and equipment	-	-	983,855	-
Depreciation and amortization	1,018,311	563,621	2,773,805	2,043,323
Total Operating Expenses	2,958,251	2,747,807	9,517,088	7,654,864
Operating Loss	151,376	(882,967)	(1,248,320)	(1,064,913)
Interest expense	882,677	519,510	2,472,628	1,917,183
Net Loss from Operations	(731,301)	(1,402,477)	(3,720,948)	(2,982,096)
Other (loss) income	(3,619)	(76,533)	(83,546)	44,094
Net Loss before Income Taxes	(734,920)	(1,479,010)	(3,804,494)	(2,938,002)
Income tax expense	-	53,151	-	53,151
Net Loss	(734,920)	(1,532,161)	(3,804,494)	(2,991,153)
Less: Net loss attributable to Hampton Inn Property noncontrolling interests	(62,880)	(83,134)	(726,249)	(166,314)
Less: Net loss attributable to Hanover Square Property noncontrolling interests	468	(5,778)	(8,037)	(15,177)
Less: Net loss attributable to Operating Partnership noncontrolling interests	(8,630)	(24,400)	(54,490)	(66,339)
Net Loss Attributable to Medalist Common Shareholders	$(663,878)	$(1,418,849)	$(3,015,718)	$(2,743,323)

Loss per share from operations - basic and diluted	$(0.15)	$(0.67)	$(0.82)	$(1.39)

Weighted-average number of shares - basic and diluted	4,500,144	2,108,550	3,683,171	1,967,980

Dividends paid per common share	$0.175	$0.175	$0.525	$0.525

A reconciliation of AFFO (non-GAAP) to net income is as follows:

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	Unaudited	Unaudited	Unaudited	Unaudited

Net income (loss)	$(734,920)	$(1,532,161)	$(3,804,494)	$(2,991,153)
Depreciation of tangible real property assets	670,445	333,201	1,715,274	1,243,385
Depreciation of tenant improvements	83,223	57,246	270,203	193,170
Amortization of leasing commissions	10,497	15,140	40,067	25,075
Amortization of tenant inducements	4,260	-	17,040	11,360
Amortization of intangible assets	254,146	165,134	748,261	581,693
Loss on disposition of FF&E	-	-	983,855	-
Loss on impairment	-	191,578	-	191,578
Funds from operations	$287,651	$(769,862)	$(29,794)	$(744,892)

Funds from operations	$287,651	$(769,862)	$(29,794)	$(744,892)
Amortization of above market leases	60,552	49,810	226,251	214,415
Amortization of below market leases	(58,338)	(23,511)	(140,481)	(78,045)
Straight line rent	(15,845)	(79,370)	(195,374)	(207,432)
Capital expenditures, net of reimbursements from property reserve accounts	12,617	(530,311)	(428,787)	(878,157)
Decrease (Increase) in fair value of interest rate cap	6,454	77,266	136,558	(43,361)
Amortization of loan issuance costs	87,345	42,711	221,931	166,600
Share-based compensation	-	790,340	61,600	790,340
Adjusted funds from operations (AFFO)	$380,436	$(442,927)	$(148,096)	$(780,532)